Exhibit 10.2

AMENDMENT TO THE

AUTODESK, INC.

2005 NON-QUALIFIED DEFERRED COMPENSATION PLAN

AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2008

Pursuant to the authority reserved to the Deferred Compensation Committee of the Board of Directors (the “Committee”) of Autodesk, Inc., a Delaware corporation (the “Company”), under Section 9.4 of the Autodesk, Inc. 2005 Non-Qualified Deferred Compensation Plan, as amended and restated (the “Plan”), effective as of July 11, 2008, the Committee hereby amends the Plan as follows.

Section 1.2(i) of the Plan is hereby amended in its entirety to read as follows:

“(i) “Compensation” means the Salary, Commissions and Bonus earned by the Participant for services rendered to the Company. “Salary” means the Eligible Employee’s base salary for the Plan Year, and excludes any other form of compensation such as restricted stock, proceeds from stock options, stock appreciation rights or a stock purchase plan, severance payments, moving expenses, car or other special allowance, or any other amounts included in an Eligible Employee’s taxable income that is not compensation for services. “Commissions” means any cash-based commission earned by an Eligible Employee during the Plan Year. “Bonus” means any cash-based incentive compensation (other than Commissions) earned by an Eligible Employee in addition to Salary during the Plan Year, notwithstanding any deferral elections made under the Company’s Equity Incentive Deferral Plan.”

Section 3.1(d) of the Plan is hereby amended in its entirety to read as follows:

“(d) Irrevocable Election. Once made, Deferral Elections shall remain in force for the applicable Plan Year unless the Participant ceases to be an Eligible Employee, in which case contributions made while an Eligible Employee shall remain in the Plan until distribution as elected in accordance with Article VII. Notwithstanding the foregoing, an Eligible Employee who participates in the Autodesk, Inc. Executive Incentive Plan may elect to revoke or change his or her Deferral Election for his or her Bonus for the 2008 Plan Year; provided, that the Bonus qualifies as “performance-based compensation” under Code Section 409A(a)(4)(B)(iii) and applicable regulations issued thereunder. Such election to revoke or change his or her Deferral Election shall be made no later than July 31, 2008.”

Section 7.1(c) of the Plan is hereby amended in its entirety to read as follows:

“(c) Change to Distribution Elections. A Participant may change his or her Distribution Election by submitting a Change Form, in a manner prescribed by the Committee; provided, however, that any change shall not be effective for at least twelve (12) months after the date on which the Participant submits the Change Form.

In addition, with respect to a specific payment date elected by the Participant, any change in the payment date must be made at least twelve (12) months prior to the date specified in the election, and any change of Distribution Election relating to a distribution other than as a result of Disability or death shall be effective only to the extent that the first payment pursuant to such changed election is deferred for a period of at least five (5) years from the date such payment would otherwise have been made. Notwithstanding the foregoing, a Participant may make an election to change his or her previous Distribution Elections during the November 2008 enrollment period in accordance with the transition relief under Section 409A of the Internal Revenue Code and Internal Revenue Service Notice 2007-86; provided, however, such election may apply only to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008.”

* * * * *

The undersigned, constituting all of the members of the Committee, hereby adopt the foregoing amendment and direct that this amendment be filed with the minutes of action of the Committee. This amendment may be executed in counterpart.

/s/ MARK ABRAHAMS
Mark Abrahams

/s/ MIKE WHITE
Mike White

/s/ RICHARD FOEHR
Richard Foehr

/s/ KATHY GUTHORMSEN
Kathy Guthormsen

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